Sunshine Securities Corporation
                       101 Timberlachen Circle, Suite 202
                            Lake Mary, Florida 32746
                                 (407) 330-2240


August 25, 1999

Mr. Michael H. Jordan
2500 E. Hallandale Beach Blvd, Suite 500
Hallandale, Florida  33009


Dear Michael:

Sunshine Securities Corporation has no objection to you serving as a member of the board of direectors of and as the president of AmeriNet.

You may consider this letter to be authorization for you to hold such offices to the extent such authorization is needed from us.


Sincerely,

/s/ Charles J. Champion
President


                                       12